SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Definitive Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

CHINA SUN GROUP HIGH-TECH CO.
(Name of Registrant As Specified In Its Charter)

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[   ]           Fee paid previously with preliminary materials

[   ]           check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CHINA SUN GROUP HIGH-TECH CO.
1 Hutan Street, Zhongshan District
Dalian, People’s Republic of China
(86411) 8289-7752

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Dalian, People’s Republic of China
*, 2008

     This information statement has been mailed on or about *, 2008 to the stockholders of record on January 31, 2008 (the “Record Date”) of China Sun Group High-Tech Co., a Delaware corporation (the “Company”), in connection with certain actions to be taken by the written consent by stockholders of the Company holding a majority of the outstanding shares of common stock of the Company, dated as of January 31, 2008.  The actions to be taken pursuant to the written consent shall be taken on or about *, 2008, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Bin Wang
Chairman

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED *, 2008

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock of the Company dated January 31, 2008, in lieu of a special meeting of the stockholders.  Such action will be taken on or about *, 2008:

1.
To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company from 100,000,000 shares to 500,000,000 shares; and

2.
To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”), of the Company from 10,000,000 shares to 50,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of Common Stock, of which 43,422,971 shares were issued and outstanding,  and 10,000,000 shares of Preferred Stock, of which no shares have been issued.  Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.  However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of January 31, 2008 have voted in favor of the foregoing proposals by resolution dated January 31, 2008 and have sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2008.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

On January 31, 2008, stockholders holding a majority of the outstanding common stock of the Company approved an amendment to the Company’s Certificate of Incorporation (the “Amendment”), as amended (a form of which is attached as Exhibit A hereto), to replace Article Fourth in its entirety, which will result in an increase to the number of authorized shares of Common Stock.  The approval of this Amendment will increase the Company’s authorized shares of Common Stock to 500,000,000.  The Company currently has authorized (i) Common Stock of 100,000,000 shares of which 43,422,971 shares of Common Stock are issued and outstanding as of the Record Date and (ii)  Preferred Stock of 10,000,000 of which no Preferred Stock are  outstanding.  The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing and stock based acquisitions.

Upon filing the Amendment to increase the Company’s authorized shares of Common Stock from 100,000,000 to 500,000,000 and to increase the Company’s authorized shares of Preferred Stock from 10,000,000 to 50,000,000, Article Fourth of the Company’s Certificate of Incorporation, will be amended by replacing Article Fourth, in its entirety, as follows:

“FOURTH:  The total number of shares of stock which the corporation shall have authority to issue is Five Hundred Fifty Thousand (550,000,000) shares, of which Five Hundred Thousand (500,000,000) shares shall be Common Stock, $.001 par value, and Fifty Thousand (50,000,000) of which shall be Preferred Stock, $.001 par value, and issuable in series.

1. Common Stock.  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.  Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Corporation.

           Subject to the preferential and other dividend rights applicable to Preferred  Stock, the holders of shares of Common Stock shall be entitled to receive such  dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefor.

       In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

2. Preferred Stock.  Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is hereby authorized, prior to the issuance of any series of such stock, to cause such shares to be issued in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.  The authority of the board of directors of the Corporation with respect to each series shall include, but not be limited to, determining the following:

a.
the distinctive designations of such series and the number of shares which shall constitute such series, which number may be increased or decreased (except where otherwise provided by the board of directors of the Corporation and in creating such series) from time to time by like action of the board of directors of the Corporation;

b.
whether dividends shall be payable with respect to such series and, if so, the annual rate or amount of dividends payable on shares of such series, whether such dividends shall be cumulative or noncumulative, the relation which any such dividends shall bear to dividends payable on any other series of such class or any other class of stock or series of any other class of stock, the conditions upon which and/or the dates when such dividends shall be payable, the date from which dividends on cumulative series shall accrue and be cumulative, and whether the payment of such dividends shall be in cash, common stock, preferred stock of the same or other series or class of stock, or property;

c.
whether such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of such series may be redeemed, and whether shares of such series shall be subject to the operation of a retirement or sinking fund be established, the time or times any such payments are to be made and the terms and provisions relative to the operation thereof;

d.
the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets in connection with the winding up, of the Corporation and whether such series shall be entitled to receive a priority in payment in the event of the liquidation, dissolution or winding up of the affairs of the Corporation and, if so, the amount thereof;

e.
whether such series shall be convertible into or exchangeable for shares of any other series of such class or any other class of stock or series of any other class of stock and, if so, the terms and conditions thereof, including the date or dates when such shares shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in such conversion or exchange prices or rates;

f.	whether such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of such voting rights; and
g.	any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof.

INCREASE IN AUTHORIZED COMMON AND PREFERRED STOCK

This Amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares.  The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  However, because holders of Common Stock do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, the issuance of additional shares of Common Stock or issuance and conversion of Preferred Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders in the total outstanding shares of Common Stock.

As of the Record Date, a total of 43,422,971 shares of the Company's currently authorized 100,000,000 shares of Common Stock are issued and outstanding.  The increase in the number of authorized but unissued shares of Common and Preferred Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock and Preferred Stock (upon conversion to Common Stock) could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.  Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

The Company is in the business of manufacturing cobaltosic oxide and lithium cobalt oxide, both anode materials for lithium ion batteries, and is contemplating the issuance of Common Stock in connection with various financing transactions; however, the Company has not yet identified any specific financing targets so there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of January 31, 2008:

•	by each person who is known by us to beneficially own more than 5% of our common stock;
•	by each of our officers and directors; and
•	by all of our officers and directors as a group.

Name of Beneficial Owner	Number of Shares	Percentage of Shares Beneficially Owned
Executive officers and directors:
Bin Wang	17,500,000(1)	40.3%(1)
Zhi Li	17,500,000(1)	40.3%(1)
Jiao Wang	8,000,000	18.4%(1)
Fudong Sui	7,000	*
Yefei Liu	14,000	*
Gang Li	7,000	*
Fuqiu Ren	-	*
Yu Long Wang	260,000	*
Ming Fen Liu	10,000	*
All Directors and Executive Officers as a Group (9 persons)	33,798,000	59.4%

*      Represents less than 1%

(1)	This includes 9,500,000 shares owned by Mr. Bin Wang and 8,000,000 shares owned by Ms. Zhi Li, Mr. Bin Wang’s spouse.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each stockholder receiving this Information Statement a copy of the Company's annual report on Form 10-KSB for the fiscal year ended May 31, 2007 and quarterly report on Form 10-QSB for the quarter ended August 31, 2007, including the financial statements and financial statement schedule information included therein, as filed with the SEC.

EXHIBIT INDEX

Exhibit A	Certificate of Amendment to the Certificate of Incorporation

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Amendment to the Majority Shareholders on January 31, 2008.

By order of the Board of Directors
January 31, 2008

/s/ Bin Wang
Bin Wang
Chairman and Chief Executive Officer

Dalian, People’s Republic of China
*, 2008

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
CHINA SUN GROUP HIGH-TECH CO.

The undersigned, being the Chief Executive Officer of CHINA SUN GROUP HIGH-TECH CO., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1.           The name of the Corporation (hereinafter referred to as the "Corporation") is China Sun Group High-Tech Co.

2.           The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

“FOURTH:  The total number of shares of stock which the corporation shall have authority to issue is Five Hundred Fifty Thousand (550,000,000) shares, of which Five Hundred Thousand (500,000,000) shares shall be Common Stock, $.001 par value, and Fifty Thousand (50,000,000) of which shall be Preferred Stock, $.001 par value, and issuable in series.

1. Common Stock.  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.  Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Corporation.

       Subject to the preferential and other dividend rights applicable to Preferred  Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefor.

       In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

2. Preferred Stock.  Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is hereby authorized, prior to the issuance of any series of such stock, to cause such shares to be issued in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.  The authority of the board of directors of the Corporation with respect to each series shall include, but not be limited to, determining the following:

h.
the distinctive designations of such series and the number of shares which shall constitute such series, which number may be increased or decreased (except where otherwise provided by the board of directors of the Corporation and in creating such series) from time to time by like action of the board of directors of the Corporation;

i.
whether dividends shall be payable with respect to such series and, if so, the annual rate or amount of dividends payable on shares of such series, whether such dividends shall be cumulative or noncumulative, the relation which any such dividends shall bear to dividends payable on any other series of such class or any other class of stock or series of any other class of stock, the conditions upon which and/or the dates when such dividends shall be payable, the date from which dividends on cumulative series shall accrue and be cumulative, and whether the payment of such dividends shall be in cash, common stock, preferred stock of the same or other series or class of stock, or property;

j.
whether such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of such series may be redeemed, and whether shares of such series shall be subject to the operation of a retirement or sinking fund be established, the time or times any such payments are to be made and the terms and provisions relative to the operation thereof;

k.
the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets in connection with the winding up, of the Corporation and whether such series shall be entitled to receive a priority in payment in the event of the liquidation, dissolution or winding up of the affairs of the Corporation and, if so, the amount thereof;

l.
whether such series shall be convertible into or exchangeable for shares of any other series of such class or any other class of stock or series of any other class of stock and, if so, the terms and conditions thereof, including the date or dates when such shares shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in such conversion or exchange prices or rates;

m.	whether such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of such voting rights; and
n.	any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof.”

4.           The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Bin Wang, its Chief Executive Officer, this 31st day of January, 2008.

CHINA SUN GROUP HIGH-TECH CO.

By:	/s/ Bin Wang
Bin Wang, Chief Executive Officer